March 14, 2007
Presentation to the Special Committee
of the Board of  Directors of Crowley
Maritime Corporation

The following presentation is confidential and was prepared solely for the benefit and use of the Special Committee of the Board of Directors of Crowley Maritime Corporation (“Crowley Maritime”, “Crowley”, or the “Company”) in consideration of the proposed transaction at a meeting scheduled for March 14, 2007.  This presentation may not be used for any other purposes without our prior written consent.
In developing this presentation, we have assumed and relied, without independent verification, upon the accuracy and completeness of all information and data furnished to or otherwise reviewed by or discussed with us, including, without limitation, the financial statements and projections of Crowley Maritime and any transaction analysis, including liquidation analyses, provided to us by management and publicly available information.
This presentation is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of the date hereof, and any material change in such circumstances and conditions would require a reevaluation of this presentation, which we are under no obligation to undertake.
This presentation is subject to all of the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter which has been provided to you with this presentation.  This presentation does not constitute a recommendation by JMP Securities to the Special Committee of the Board of Directors of Crowley Maritime on how to vote with respect to the proposed transaction.

I.
Transaction Overview
II.
Overview of Crowley Maritime
III.
Valuation Analysis
Table of Contents

I
 Transaction Overview

Introduction
Transaction Overview
▪
The Special Committee of the Board of Directors of Crowley Maritime Corporation (“Crowley Maritime”, “Crowley”, or the “Company”) has asked JMP Securities LLC (“JMP Securities” or “JMP”) for our opinion as to whether the Consideration to be received by the unaffiliated stockholders of Crowley Maritime with respect to the Offer is fair from a financial point of view to such holders.
▪
The Special Committee of the Board of Directors has been formed to respond to a potential offer (the “Offer”) from Crowley Newco Corporation (the “Purchaser”), to purchase all the outstanding shares of Common Stock of Crowley Maritime  for $2,990 per share, in cash (“the Consideration”) upon the terms and subject to the conditions set forth in the Offer to Purchase to be delivered by the Purchaser to the stockholders of Crowley Maritime.
–
If the Offer is consummated, the Purchaser intends to merge with and into Crowley Maritime (the “Merger”).
▪
Additionally, the Purchaser has binding agreements with certain directors of Crowley Maritime and certain persons and entities they control and, separately, with the Crowley Maritime Corporation Retirement Stock Plan, the Crowley Maritime Corporation Stock Savings Plan and
the Crowley Maritime Corporation Employee Stock Ownership Plan (the “Plans”) requiring them to contribute all their shares of capital stock of Crowley Maritime in exchange for its capital stock at the same time the Purchaser accepts for payment the shares of Common Stock in the Offer to Purchase.

Overview

Purchaser to purchase all outstanding shares of Common Stock of Crowley Maritime.

Purchaser is solely owned by Thomas B. Crowley Jr.

Purchaser has binding agreements with certain directors of Crowley Maritime and certain persons and entities they control and,separately, with the Plans requiring them to contribute all their shares of capital stock of Crowley Maritime in exchange for its capital stock at the same time the Purchaser accepts for payment the shares of Common Stock in the Offer to Purchase.

Offer

Cash consideration of $2,990.00 per share of Common Stock subject to the terms and conditions set forth in the Offer to Purchase.

Cash consideration of $249.16 per share of Series A Junior Convertible Preferred (plus all unpaid cumulative dividends thereon to the date of the Merger).
 ▪
▪ Implied Company equity value of $485.1 million(2).

Implied Company enterprise value of $845.2 million(3).

Rationale Per Draft Offer to Purchase dated March 13, 2007 and Crowley Management.	Purchaser is making the offer in part to settle a pending lawsuit, Franklin Balance Sheet Investment Fund v. Crowley Maritime. Savings related to public company costs.
Based on the fully diluted shares of Common Stock outstanding as of February 15, 2007 provided by Crowley Management.
(2)
(1)
(3)
Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
Summary of Tender Offer (1)
Transaction Overview
 ▪
 ▪
 ▪
 ▪
 ▪
▪
 ▪

Conditions

The Delaware Chancery Court approving the settlement of Franklin Balance Sheet Investment Fund v. Crowley, dismissing the lawsuit and the time for appeal having expired; and

There being validly tendered and not withdrawn prior to the expiration date of the Offer a number of shares of Common Stock of Crowley Maritime that constitute:
–
a majority of the shares of Common Stock outstanding on the expiration date of the Offer that are beneficially owned by the unaffiliated stockholders of Crowley Maritime; and
–
together with the shares of Common Stock beneficially owned by the Purchaser, at least ninety-five percent (95%) of the total number of outstanding shares of Common Stock on the expiration date of the Offer (the “Minimum Condition”).

Purchaser Ownership

As of the date of the Offer to Purchase, Purchaser owned an aggregate of 58,562 or 65.2% of Common Shares.  Purchaser needs to purchase an additional 26,797 shares of Common Shares in order to satisfy the Minimum Condition.

As of the date of the Offer to Purchase, Purchaser owned 46,138 or 100.0% of Class N Common shares outstanding.

As of the date of the Offer to Purchase, Purchaser owned 314,794 or 99.9% of Series A Junior Convertible Preferred Shares outstanding.

(1)
Based on the Draft Offer to Purchase dated March 13, 2007 and Crowley Management.
Summary of Tender Offer (1)
Transaction Overview
▪
▪
▪
 ▪
▪

(in millions except per share data)

Shares Outstanding[1]	
Basic Shares Outstanding	0.162
Treasury Options	0.000
FD Shares Outstanding	0.162
Offer[2]	
Price per Common Stock	$2,990.00
Valuation	
Offer Implied FD Market Cap	$485.1
Net (Cash) Debt[3]	360.1
Offer Implied FD Enterprise Value[4]	$845.2

	Crowley Operating Statistics [5,6]				
	Revenue	EBITDA	EBIT	Net Income	CapEx[7]
CY06A	$1,467.7	$140.5	$72.0	$32.0	$106.1
CY07E	1,551.8	206.2	114.6	50.0	165.7

	Offer Implied Crowley Multiples				
	EV / Rev	EV / EBITDA	EV / EBIT	Equity Value / NI	EV / (EBITDA - CapEx)
CY06A	0.6x	6.0x	11.7x	15.2x	24.6x
CY07E	0.5	4.1	7.4	9.7	20.9

JMP SECURITIES

Implied Transaction Multiples
(1)	Based on the fully diluted shares of Common Stock outstanding as of February 15, 2007 provided by Crowley Management.
(2)	Based on the Draft Offer to Purchase dated March 13, 2007.
(3)	Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
(4)	Enterprise value defined as market capitalization plus total debt minus cash & cash equivalents. (5) Based on Crowley Management's "upside scenario" projections.
(6)	EBITDA, EBIT and Net Income figures are pro forma figures and exclude the effect of asset recoveries.
(7)  CapEx net of gains on sale of assets.
Transaction Overview

II
Overview of Crowley Maritime

Crowley Maritime provides diversified transportation services in domestic and international markets by means of four operating lines of business: Liner Services, Logistics, Marine Services and Petroleum Services. The primary services offered by these four business lines include:
▪
  Liner Services
▪
  Logistics
▪
  Energy Support
▪
  Project Management
▪
  Ocean Towing & Transportation
▪
 Petroleum & Chemical Transportation
▪
  Fuel Sales & Distribution
▪
  Ship Assist & Escort
▪
  Salvage & Emergency Response
▪
  Vessel Construction & Naval Architecture
▪
  Ship Management
The Company supports all four of its business segments by providing corporate services (such as purchasing, human resources, information technology, public relations and advertising), and by providing vessel construction/architecture technical Services, which involves supervising construction of new vessels and maintaining ownership of vessels that are chartered for use in its operating lines of business.
The Company employs approximately 4,074 (1) people and provides its servicesusing a fleet of more than 280 vessels, consisting of RO/RO (roll on roll off) vessels, LO/LO (lift on lift off) vessels, tankers, tugs and barges. Crowley Maritime’s land-based facilities and equipment include terminals, warehouses, tank farms, office buildings, trucks, trailers, containers, chassis, cranes and other specialized vehicles.
Source: SEC filings, Crowley Management.
Corporate Headquarters:
555 12th Street, Suite 2130
Oakland, California 94607
Officers:
Thomas B. Crowley, Jr. - Chairman,
President, and CEO
William A. Pennella - Vice Chairman, EVP
Art Mead - SVP, General Counsel
Susan Rodgers - SVP, Administration
John Calvin - SVP & Controller
Dan Warner - SVP, Treasurer
Michael Lucero - VP, Purchasing
Richard L. Swinton - VP, Tax and Audit
(1) Based on Crowley’s 10-K for the Fiscal Year ended December 31,2006.
Company Overview
Overview of Crowley Maritime

2006 Revenue by Segment
36%
45%
15%
4%
2005 Revenue by Segment
27%
54%
15%
4%
Liner Services
Marine Services
Logistics Services
Petroleum Services

Segment Overview
Source: SEC filings, Crowley Management.
Overview of Crowley Maritime
▪
Liner Services
–
Provides container and/or trailer shipment to and from
Puerto Rico, the Bahamas, the Caribbean and Central
America.
–
Revenues of $663.1 million and $639.1 in 2006 and 2005, respectively.
▪
Logistics Services
–
Offers supply chain management and transportation management services including: freight forwarding, ocean, inland, and air transportation, customs house
brokerage, cargo insurance and warehousing and
distribution.
–
Revenues of $51.7 million and $48.1 million in 2006 and 2005, respectively.
▪
Marine Services
–
Offers ship assist and escort, ship management and salvage services.
–
Revenues of $223.1 million and $183.9 million in 2006 and 2005, respectively.
▪
Petroleum Services
–
Provides chemical parcel transportation and bulk petroleum transportation throughout the North American coasts, Alaska, Hawaii, Puerto Rico and, to a lesser degree, internationally.
–
Revenues of $529.8 million and $319.7 million in 2006 and 2005, respectively.

(Dollars in millions)	Actual		Projected Results								
	Year Ended December 31		Year Ended December 31								
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Revenue	$1,190.8	$1,467.7	$1,551.8	$1,651.4	$1,685.2	$1,748.9	$1,815.6	$1,805.2	$1,841.3	$1,882.8	$1,921.8
Operating Expenses	1,023.0	1,291.6	1,310.4	1,342.4	1,382.6	1,423.2	1,489.5	1,485.6	1,497.3	1,527.4	1,570.1
General and administrative	37.3	35.5	35.2	36.3	37.4	38.5	39.7	40.9	42.1	43.4	44.7
Asset recoveries	(15.3)	(10.4)	(17.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
EBITDA	145.9	150.9	223.4	272.7	265.2	287.2	286.4	278.7	301.9	312.0	307.0
Depreciation and amortization	65.1	68.5	91.6	97.5	99.5	106.5	88.9	95.9	94.5	98.6	95.4
Operating Income	80.8	82.3	131.8	175.2	165.7	180.7	197.5	182.8	207.4	213.4	211.6
Other income / (expense)	(15.0)	(19.4)	(33.9)	(38.6)	(36.9)	(38.5)	(35.0)	(36.3)	(38.7)	(32.0)	(26.3)
Pre-Tax Income	65.8	62.9	97.9	136.6	128.8	142.2	162.5	146.5	168.7	181.4	185.3
Income tax expense	23.4	24.7	37.2	51.9	48.9	53.3	58.4	50.7	59.7	64.8	66.7
Net Income	$42.4	$38.3	$60.7	$84.7	$79.9	$88.9	$104.1	$95.8	$109.0	$116.6	$118.6
Pro Forma Figures [2]											
EBITDA	$130.6	$140.5	$206.2	$272.7	$265.2	$287.2	$286.4	$278.7	$301.9	$312.0	$307.0
Operating Income	65.5	72.0	114.6	175.2	165.7	180.7	197.5	182.8	207.4	213.4	211.6
Net Income [1]	32.5	32.0	50.0	84.7	79.9	88.9	104.1	95.8	109.0	116.6	118.6
Growth											
Revenue	-	*23.3%*	*5.7%*	*6.4%*	*2.0%*	*3.8%*	*3.8%*	*(0.6%)*	*2.0%*	*2.3%*	*2.1%*
Pro Forma EBITDA	-	*7.6%*	*46.8%*	*32.3%*	*(2.8%)*	*8.3%*	*(0.3%)*	*(2.7%)*	*8.3%*	*3.3%*	*(1.6%)*
Pro Forma Operating Income	-	*9.9%*	*59.2%*	*52.9%*	*(5.4%)*	*9.1%*	*9.3%*	*(7.4%)*	*13.5%*	*2.9%*	*(0.8%)*
Pro Forma Net Income	-	*(1.6%)*	*56.4%*	*69.3%*	*(5.7%)*	*11.3%*	*17.1%*	*(8.0%)*	*13.8%*	*7.0%*	*1.7%*
Margins											
Pro Forma EBITDA	*11.0%*	*9.6%*	*13.3%*	*16.5%*	*15.7%*	*16.4%*	*15.8%*	*15.4%*	*16.4%*	*16.6%*	*16.0%*
Pro Forma Operating Income	*5.5%*	*4.9%*	*7.4%*	*10.6%*	*9.8%*	*10.3%*	*10.9%*	*10.1%*	*11.3%*	*11.3%*	*11.0%*
Income tax rate	*35.6%*	*39.2%*	*38.0%*	*38.0%*	*38.0%*	*37.5%*	*35.9%*	*34.6%*	*35.4%*	*35.7%*	*36.0%*
Pro Forma Net Income	*2.7%*	*2.2%*	*3.2%*	*5.1%*	*4.7%*	*5.1%*	*5.7%*	*5.3%*	*5.9%*	*6.2%*	*6.2%*

JMP SECURITIES

Historical and Projected Income Statement(1)
Note: Excludes discontinued operations and preferred stock dividends.
(1)
Actual data based on Crowley’s 10-K for the Fiscal Year ended December 31, 2006.  Projected data based on Crowley Management's "upside scenario" projections.
(2)
Net of asset recoveries.
(3)
Asset recovery adjustments to net income are net of tax effect.
Overview of Crowley Maritime

(Dollars in millions)	Actual		Projected Results								
	Year Ended December 31		Year Ended December 31								
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Assets											
Cash and cash equivalents	$33.9	$65.7	$20.0	$20.0	$20.0	$20.0	$117.3	$292.7	$388.3	$509.2	$635.9
Receivables, net	200.6	186.8	215.0	220.0	225.0	230.0	235.0	240.0	245.0	250.0	255.0
Inventory	37.7	53.6	65.9	65.9	65.9	65.9	65.9	65.9	65.9	65.9	65.9
Prepaid expenses and other assets	36.3	40.0	35.7	35.7	35.7	35.7	35.7	35.7	35.7	35.7	35.7
LOF contract cost recoveries	-	24.8	-	-	-	-	-	-	-	-	-
Deferred income taxes	19.7	10.4	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7
Current assets of discontinued operations	0.5	0.5	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3
Accrued Deposits	(41.0)	-	-	-	-	-	-	-	-	-	-
Total current assets	287.8	381.8	356.6	361.6	366.6	371.6	473.9	654.3	754.9	880.8	1,012.5
Receivable from related party	11.5	12.0	12.5	12.5	12.5	12.5	12.5	12.5	12.5	12.5	12.5
Goodwill	54.0	48.0	45.7	45.7	45.7	45.7	45.7	45.7	45.7	45.7	45.7
Intangibles, net	19.7	29.9	27.8	25.7	24.5	23.3	22.1	20.9	19.7	18.5	17.3
Other assets	36.6	51.5	73.1	58.0	53.0	53.1	55.0	60.5	60.0	62.1	63.4
CCF Fund	41.8	21.8	21.0	21.0	21.0	21.0	21.0	21.0	21.0	21.0	21.0
Investment in Joint Venture	-	-	33.8	33.8	33.8	35.8	44.6	57.8	69.5	80.5	90.2
Property and equipment, net	607.3	673.6	790.8	800.4	906.0	1039.6	1,103.9	1057.4	976.8	888.4	802.5
Total Assets	$1,058.7	$1,218.6	$1,361.3	$1,358.7	$1,463.1	$1,602.6	$1,778.6	$1,930.0	$1,980.0	$2,009.4	$2,065.0
Liabilities and Shareholder's Equity											
Accounts payable and accrued liabilities	$122.2	$137.0	$130.3	$130.3	$130.3	$130.3	$130.3	$130.3	$130.3	$130.3	$130.3
Accrued payroll and related expenses	48.7	45.7	58.5	58.5	58.5	58.5	58.5	58.5	58.5	58.5	58.5
Insurance claims payable	22.3	25.9	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6
Unearned revenue	16.0	29.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Current Liabilities of discontinued operations	1.2	1.2	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9
Current portion of long-term debt	33.4	40.9	50.4	99.3	37.2	43.1	52.9	70.6	59.3	55.3	58.5
Total current liabilities	243.8	279.7	270.7	319.6	257.5	263.4	273.2	290.9	279.6	275.6	278.8
Deferred Income Taxes	110.0	121.8	133.3	138.5	143.4	148.7	154.5	159.6	165.6	172.1	178.8
Other Liabilities	22.0	34.7	26.4	25.8	25.8	25.8	25.8	25.8	25.8	25.8	25.8
LT Discontinued Operations	-	-	-	-	-	-	-	-	-	-	-
Minority Interest in Consolidated Subsidiaries	0.1	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Long-term debt, net of current portion	322.7	389.9	581.3	454.9	551.0	604.8	675.6	722.8	663.5	608.2	549.7
STOCKHOLDERS EQUITY (SSP and ESOP)	360.1	392.3	349.3	419.6	485.1	559.6	649.3	730.7	825.3	927.5	1,031.7
Total liabilities and stockholders equity	$1,058.7	$1,218.6	$1,361.3	$1,358.7	$1,463.1	$1,602.6	$1,778.6	$1,930.0	$1,980.0	$2,009.4	$2,065.0

JMP SECURITIES

Historical and Projected Balance Sheet(1)
(1) Actual data based on Crowley’s 10-K for the Fiscal Year ended December 31, 2006.  Projected data based on Crowley Management's "upside scenario" projections.
Overview of Crowley Maritime

(Dollars in millions)	Actual		Projected Results								
	Year Ended December 31		Year Ended December 31								
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Net income (loss)	$88.9	$88.4	$60.7	$84.7	$79.3	$88.3	$104.1	$95.8	$109.0	$116.6	$118.6
Operating activities:											
Depreciation and amortization	65.1	60.5	91.6	97.5	99.5	106.5	88.9	95.9	94.5	90.5	95.4
Equity income from JV	0.0	0.0	0.0	0.0	0.0	(2.8)	(8.8)	(13.2)	(11.7)	(11.0)	(9.7)
Dry-docking costs	(8.7)	(22.6)	(11.2)	(20.7)	(6.4)	(2.2)	(1.7)	(0.5)	(2.9)	(2.8)	(1.1)
LOP contract costs recoverable	0.0	(24.6)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amortization of deferred gain on sale of vessels	(0.6)	(0.4)	(0.6)	(0.6)	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Asset charges (recoveries), net	(15.3)	(10.4)	(17.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Change in Fair Value of Derivatives	0.0	0.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Change in cash surrender value of life insurance	(0.5)	(0.7)	(0.6)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deferred taxes	9.9	17.8	3.7	5.2	4.3	5.3	5.8	5.1	6.0	6.5	6.7
Changes in current assets and liabilities:	16.5	17.0	(12.6)	17.0	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Net cash (used in) prov. by continuing operations	105.2	83.2	113.8	183.1	172.3	191.5	183.3	178.3	189.9	202.3	204.9
Net cash (used in) prov. by discontinued operations	10.1	(0.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net cash (used in) prov. by operating activities	115.3	82.7	113.8	183.1	172.3	191.5	183.3	178.3	189.9	202.3	204.9
Investing activities:											
Property and equipment additions	(114.0)	(125.0)	(182.9)	(79.0)	(195.3)	(238.6)	(178.8)	(55.2)	(12.1)	(11.1)	(11.3)
Proceeds from asset disposition	30.9	16.9	17.2	5.0	5.0	5.0	28.8	12.8	5.0	5.0	5.0
Acquisitions	(103.4)	(5.5)	(7.5)	(15.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0
(Deposits) withdrawals of restricted funds	(0.5)	(9.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Investment in Joint Venture	0.0	0.0	(53.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Contingent Purchase Price Paid	(0.2)	(0.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Directors life insurance	(1.8)	(1.8)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)	(2.2)
Receipts (payments) on notes receivable, net	0.2	0.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net cash (used in) prov. by continuing operations	(188.8)	(122.2)	(209.2)	(91.2)	(192.5)	(236.8)	(152.2)	(45.4)	(9.3)	(8.3)	(8.5)
Net cash (used in) prov. by discontinued operations	(9.5)	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net cash (used in) prov. by investing activities	(198.3)	(121.7)	(209.2)	(91.2)	(192.5)	(236.8)	(152.2)	(45.4)	(9.3)	(8.3)	(8.5)
Financing activities:											
Proceeds from issuance of debt	0.0	122.3	122.1	84.2	88.7	111.2	162.4	117.8	0.0	0.0	0.0
Revolver, Net	10.0	(10.0)	114.7	(111.3)	46.6	(14.3)	(30.7)	0.0	0.0	0.0	0.0
Payment of long-term debt	(32.6)	(37.3)	(46.5)	(56.6)	(95.3)	(37.2)	(83.1)	(52.5)	(78.6)	(59.5)	(55.5)
Debt issue costs paid	0.0	(0.7)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Payment of preferred stock dividends	(1.6)	(1.6)	(11.6)	(11.6)	(11.6)	(11.6)	(11.6)	(11.6)	(11.6)	(11.6)	(11.6)
(Retirement) issuance of common stock, net	(1.6)	(2.0)	(35.8)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Net cash (used in) prov. by continuing operations	(26.0)	70.8	38.5	(31.5)	15.6	45.3	66.2	59.5	(85.0)	(73.7)	(69.7)
Net cash (used in) prov. by discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net cash (used in) prov. by financing activities	(26.0)	70.8	38.5	(31.5)	15.6	45.3	66.2	59.5	(85.0)	(73.7)	(69.7)
Net inc. (dec.) in cash and cash equivalents	(108.9)	31.8	(6.8)	-	0.0	0.0	97.3	175.4	95.6	120.9	126.7
Cash and cash equivalents at beginning of year	142.9	33.9	26.9	20.0	20.0	20.0	20.0	117.3	292.7	388.3	509.2
Cash and cash equivalents at end of year	$33.9	$65.7	$20.0	$20.0	$20.0	$20.0	$117.3	$292.7	$388.3	$509.2	$635.9

JMP SECURITIES

Historical and Projected Cash Flow Statement(1)
(1) Actual data based on Crowley’s 10-K for the Fiscal Year ended December 31, 2006.  Projected data based on Crowley Management's "upside scenario" projections.
Overview of Crowley Maritime

Common Shareholders		
Shareholders	Shares	%
Purchaser Shares		
1 The Marital Trust Under Thomas B. Crowley Trust [2]	32,601	36.3%
2 Crowley Maritime Corporation Retirement Stock Plan	8,075	9.0%
3 Crowley Asset Management	4,355	4.8%
4 Crowley Maritime Corporation Savings Plan	3,497	3.9%
5 Crowley Maritime Corporation ESOP	2,998	3.3%
6 Thomas B. Crowley Property Trust	2,189	2.4%
7 The Non-Exempt Trust FBO A. Crowley	1,896	2.1%
8 Crowley Family Generation-Skipping Trust	1,500	1.7%
9 Annual Exclusion Trust FBO A. Crowley	767	0.9%
10 Christine S. Crowley	684	0.8%
Total Purchaser Shares	**58,562**	65.2%
Other Common Shareholders	31,289	34.8%
Total Common Shareholders	**89,851**	**100.0%**

Summary of Shareholding Analysis		
Shareholders	Shares	%
Common Shareholders	89,851	55.4%
Class N Shares	46,138	28.4%
Preferred Stock Conversion [3]	26,250	16.2%
Fully-Diluted Shares Outstanding	**162,239**	**100.0%**

Common Shareholders
Class N Shares
Preferred Stock Conversion (3)

Shareholder Analysis(1)
(1)
Based on the fully diluted shares of Common Stock outstanding as of February 15, 2007 provided by Crowley Management.
(2)
Certain shares of Common Stock will be exchanged for shares of Purchaser Class N Common shares.
(3)
Assumes the 315,000 shares of Series A Preferred Stock outstanding convert to Common Stock.
Overview of Crowley Maritime

III
Valuation Analysis

Valuation Overview
Valuation Analysis
▪
JMP Securities has evaluated the consideration in the Offer based on standard valuation methodologies, including:
–
Comparable public company analysis;
–
Comparable precedent transaction analysis;
–
Discounted cash flow analysis; and
–
Premiums paid analysis.
▪
For purposes of evaluating comparable public companies, JMP Securities utilized a group of maritime shipping services companies comparable to Crowley Maritime.
▪
For purposes of evaluating comparable transactions, JMP Securities utilized a group of maritime shipping services transactions comparable to the proposed transaction.
▪
For the purposes of completing our discounted cash flow analysis, JMP Securities relied upon the Crowley Maritime stand-alone “upside scenario” financial forecast as developed by the management of Crowley Maritime.
▪
For the premiums paid analysis, JMP Securities utilized the premiums paid from a group of maritime shipping services and going private transactions comparable to the proposed transaction.

Comparable Companies Analysis
CY06A EV / EBITDA
$1,310.4
$7,010.7
CY07E EV / EBITDA
$3,431.9
$8,049.9
CY06A EV / (EBITDA - CapEx)
NMF
$2,742.8
CY06A EV / EBIT
$30.1
$5,256.7
CY07E EV / EBIT
$1,960.7
$8,247.2
CY06A Equity Value / NI
$1,290.3
$4,330.0
CY07E Equity Value / NI
$2,790.6
$5,747.5
Discounted Cash Flow Analysis
Discounted Cash Flow
$971.1
$3,401.6
Precedent Transactions Analysis
LTM EV / EBITDA
$1,342.5
$13,199.3
NTM EV / EBITDA
$6,620.8
$14,920.5
LTM EV / (EBITDA - CapEx)
NMF
$5,475.4
LTM EV / EBIT
$1,459.7
$9,002.8
NTM EV / EBIT
$4,888.5
$12,362.4
LTM Equity Value / NI
$2,642.2
$6,362.7
NTM Equity Value / NI
$1,717.7
$9,133.8
Premiums Paid Analysis
Precedent Transactions
$2,061.90
$2,399.46
Going Private Transactions
$2,332.74
$2,524.91
$0.00
$2,000.00
$4,000.00
$6,000.00
$8,000.00
$10,000.00
$12,000.00
$14,000.00
$16,000.00

JMP SECURITIES

18

(1)
Implied price per share of Common Stock, reflected under the headings “Comparable Companies Analysis” and “Precedent Transaction Analysis”, based on applying comparable company multiples and precedent transaction multiples to Crowley's "upside scenario" projections provided by Crowley Management.  Implied price per share of Common Stock, reflected under the heading “Premiums Paid Analysis” based on applying premiums paid for comparable precedent and going private transactions to Crowley’s last $1,805.00 per share as of May 17, 2006.
Overall Enterprise Valuation - Upside Scenario Summary(1)
Offer: $2,990 per share of Common
Stock
Valuation Analysis

Comparable Companies Analysis
CY06A EV / EBITDA
$1,398.4
$7,090.7
CY07E EV / EBITDA
$3,101.2
$7,247.9
CY06A EV / (EBITDA - CapEx)
NMF
$2,742.8
CY06A EV / EBIT
$90.1
$5,296.7
CY07E EV / EBIT
$1,373.2
$6,776.5
CY06A Equity Value / NI
$1,296.3
$4,330.0
CY07E Equity Value / NI
$2,200.0
$4,518.2
Discounted Cash Flow Analysis
Discounted Cash Flow
$169.9
$2,479.9
Precedent Transactions Analysis
LTM EV / EBITDA
$1,342.5
$13,598.3
NTM EV / EBITDA
$5,930.4
$13,561.9
LTM EV / (EBITDA - CapEx)
NMF
$5,479.4
LTM EV / EBIT
$1,499.7
$9,002.0
NTM EV / EBIT
$3,809.7
$10,313.4
LTM Equity Value / NI
$2,642.2
$6,382.7
NTM Equity Value / NI
$1,390.3
$7,180.2
Premiums Paid Analysis
Precedent Transactions
$2,061.90
$2,399.46
Going Private Transactions
$2,332.74
$2,524.91
$0.00
$2,000.00
$4,000.00
$6,000.00
$8,000.00
$10,000.00
$12,000.00
$14,000.00
$16,000.00

(1)
Implied price per share of Common Stock, reflected under the headings “Comparable Companies Analysis” and “Precedent Transaction Analysis”, based on applying comparable company multiples and precedent transaction multiples to Crowley's "upside scenario" projections provided by Crowley Management.  Implied price per share of Common Stock, reflected under the heading “Premiums Paid Analysis” based on applying premiums paid for comparable precedent and going private transactions to Crowley’s last $1,805.00 per share as of May 17, 2006.
Overall Enterprise Valuation – 20% Downside Scenario Summary(1)
Offer: $2,990 per
share of Common
Stock
Valuation Analysis

Enterprise Value / CY06A EBITDA

12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
7.6x
7.6x
10.7x
4.1x
Mean:
Median:
High:
Low:

Enterprise Value / CY07E EBITDA

10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
6.5x
6.4x
8.1x
4.5x
Mean:
Median:
High:
Low:

Enterprise Value / (CY06A EBITDA - CapEx [4])

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
11.8x
9.0x
23.4x
4.8x
Mean:
Median:
High:
Low:

(1)
(2)
Implied 2
(3)
Implied 2007 Crowley multiples based on the implied transaction value with respect to the Offer to Purchase and Crowley Management's "upside scenario" projections.
Balance sheet statistcs based on Crowley's internal financials as of January, 31 2007.
006 mutliples based on implied transaction value with respect to the Offer to Purchase and Crowley's 10-K for the Fiscal Year ended December 31, 2006.
(4)
 CapEx net of gains on sale of assets.
Implied Multiples of Selected Publicly Traded Companies – EBITDA(1,2,3)
Implied
Crowley
 Multiple 6.0x
Implied
Crowley
Multiple 4.1x
Implied
Crowley Multiple
24.6x
Valuation Analysis

Enterprise Value / CY06A EBIT

20.0x
15.0x
10.0x
5.0x
0.0x
10.6x
8.6x
16.9x
5.1x
Mean:
Median:
High:
Low:

CY06A P / E

25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
13.6x
10.9x
22.0x
6.6x
Mean:
Median:
High:
Low:

Enterprise Value / CY07E EBIT

20.0x
15.0x
10.0x
5.0x
0.0x
10.1x
9.9x
14.8x
5.9x
Mean:
Median:
High:
Low:

CY07E P / E

20.0x
15.0x
10.0x
5.0x
0.0x
14.3x
15.0x
18.6x
9.1x
Mean:
Median:
High:
Low:

JMP SECURITIES

Implied Multiples of Selected Publicly Traded Companies – EBIT & Net Income(1,2,3)
Implied
Crowley Multiple 11.7x
Implied
Crowley Multiple 7.4x
(1)
Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
(2)
Implied 2006 multiples based on implied transaction value with respect to the Offer to Purchase and Crowley’s 10-K for the Fiscal Year ended December 31, 2006.
(3)
Implied 2007 Crowley multiples based on the implied transaction value with respect to the Offer to Purchase and Crowley Management's "upside scenario" projections.
Implied
Crowley Multiple 15.2x
Implied
Crowley Multiple 9.7x
Valuation Analysis

(Dollars in millions, except per share data)

Company (Ticker) (FYE)	Offer Price	FD Equity Market Value (1,2)	Cash & Equiv.	Total Debt	FD Ent. Value (1,3)	Enterprise Value / EBITDA (1) CY06A	Enterprise Value / EBITDA (1) CY07E	EBITDA - CAPEX CY06A	EBITDA Growth Rate '06 / '07	Enterprise Value / EBIT (1) CY06A	Enterprise Value / EBIT (1) CY07E	EBIT Growth Rate '06 / '07	Equity Value / Net Income (1) CY06A	Equity Value / Net Income (1) CY07E	Net Income Growth Rate '06 / '07
Crowley Maritime Corporation (12/06)	$2,990	$485.1	$98.7	$428.8	$845.2	6.0 x	4.1 x	24.8 x	46.8%	11.7 x	7.4 x	59.2%	15.2 x	9.7 x	56.4%

Company (Ticker) (FYE)	03/13/07 Current Price	FD Equity Market Value (2)	Cash & Equiv.	Total Debt	FD Ent. Value (4)	Enterprise Value / EBITDA (4) CY06A	Enterprise Value / EBITDA (4) CY07E	EBITDA - CAPEX CY06A	EBITDA Growth Rate '06 / '07	Enterprise Value / EBIT (4) CY06A	Enterprise Value / EBIT (4) CY07E	EBIT Growth Rate '06 / '07	P / E (4) CY06A	P / E (4) CY07E	EPS Growth Rate '06 / '07
Maritime Logistics															
Alexander & Baldwin Inc. (ALEX) (12/06)	$48.41	$2,097.4	$45.0	$442.0	$2,494.4	10.7 x	7.5 x	12.6 x	42.6%	16.9 x	10.5 x	61.2%	22.0 x	15.2 x	44.5%
Horizon Lines, Inc. (HRZ) (12/05)	29.08	1,001.8	93.9	510.5	1,418.3	8.7	7.6	10.0	14.1%	14.5	12.9	11.9%	21.7	18.6	16.4%
International Shipholding Corp. (ISH) (12/06)	18.39	114.1	13.1	157.4	258.3	10.2	6.8	22.5	50.4%	n/m	14.8	n/m	7.7	18.4	(58.2%)
Kirby Corp. (KEX) (12/06)	34.95	1,864.4	2.7	313.4	2,175.1	9.4	8.1	23.4	16.0%	12.8	11.0	16.7%	19.5	16.8	16.2%
Overseas Shipholding Group Inc. (OSG) (12/06)	58.94	2,326.9	606.8	1,342.0	3,062.2	6.0	5.9	6.8	1.4%	8.4	9.3	(10.4%)	6.6	14.7	(55.3%)
Seacor Holdings Inc. (CKH) (12/05)	94.15	2,347.0	535.5	979.6	2,791.1	5.3	5.5	6.5	(4.5%)	7.7	8.8	(11.9%)	11.2	11.1	0.2%
Tidewater Inc. (TDW) (03/06)	53.19	3,101.4	340.8	300.0	3,060.6	6.5	6.0	8.0	7.6%	8.6	8.0	7.8%	10.7	9.1	17.9%
Trico Marine Services Inc. (TRMA) (12/05)	36.65	550.1	116.6	25.2	458.7	4.1	4.5	4.8	(9.0%)	5.1	5.9	(13.5%)	9.2	10.3	(10.1%)
					Mean:	7.6 x	6.5 x	11.8 x	14.8%	10.6 x	10.1 x	8.8%	13.6 x	14.3 x	(3.5%)
					Median:	7.6	6.4	9.0	10.9%	8.6	9.9	7.8%	10.9	15.0	8.2%
					High:	10.7	8.1	23.4	50.4%	16.9	14.8	61.2%	22.0	18.6	44.5%
					Low:	4.1	4.5	4.8	(9.0%)	5.1	5.9	(13.5%)	6.6	9.1	(58.2%)

Analysis of Comparable Public Companies
Note: "n/m" denotes multiples greater than 100 or less than 0.
(1) Implied 2006 multiples based on implied transaction value with respect to the Offer to Purchase and Crowley’s 10-K for the Fiscal Year ended December 31, 2006.  Implied 2007 Crowley multiples based on the implied transaction value with respect to the Offer to Purchase and Crowley Management's "upside scenario" projections.
(2)Includes all options outstanding using the treasury method.
(3)Enterprise value defined as market capitalization plus total debt minus cash & cash equivalents. Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
(4) Estimates based on broker research.  Excludes extraordinary items.
Valuation Analysis

LTM EV / EBITDA
20.0x
15.0x
10.0x
5.0x
0.0x
10.8x
10.7x
18.3x
4.1x
Mean:
Median:
High:
Low:

NTM EV / EBITDA
15.0x
10.0x
5.0x
0.0x
9.6x
8.5x
13.5x
7.0x
Mean:
Median:
High:
Low:

LTM EV / (EBITDA - CapEx(4))
40.0x
30.0x
20.0x
10.0x
0.0x
17.2x
14.2x
36.3x
7.5x
Mean:
Median:
High:
Low:

Implied Multiples of Selected Comparable Precedent Transactions - EBITDA(1,2,3)
Implied
Crowley Multiple
6.0x
Implied
Crowley Multiple
4.1x
Implied
Crowley Multiple
24.6x
(1)
Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
(2)
Implied last twelve months (LTM) multiples based on implied transaction value with respect to the Offer to Purchase and Crowley’s 10-K for the Fiscal Year ended December 31, 2006.
(3)
Implied next twelve months (NTM) Crowley multiple based on the implied transaction value with respect to the Offer to Purchase and Crowley Management's "upside scenario" projections.
(4)
CapEx net of gains on sale of assets.
Valuation Analysis

LTM EV / EBIT
30.0x
20.0x
10.0x
0.0x
16.2x
16.6x
25.3x
8.3x
Mean:
Median:
High:
Low:

LTM Equity Value / Net Income
40.0x
30.0x
20.0x
10.0x
0.0x
20.6x
19.1x
32.4x
13.4x
Mean:
Median:
High:
Low:

NTM EV / EBIT
30.0x
20.0x
10.0x
0.0x
14.6x
13.2x
20.6x
10.1x
Mean:
Median:
High:
Low:

NTM Equity Value / Net Income
40.0x
30.0x
20.0x
10.0x
0.0x
15.4x
12.7x
29.6x
5.6x
Mean:
Median:
High:
Low:

Implied Multiples of Selected Comparable Precedent Transactions - EBIT & Net Income(1,2,3)
Implied
Crowley Multiple
11.7x
Implied
Crowley Multiple
7.4x
Implied
Crowley Multiple
9.7x
(1)
Balance sheet statistics based on Crowley’s internal financials as of January 31, 2007.
(2)
Implied last twelve months (LTM) multiples based on implied transaction value with respect to the Offer to Purchase and Crowley’s 10-K for the Fiscal Year ended December 31, 2006.
(3)
Implied next twelve months (NTM) Crowley multiple based on the implied transaction value with respect to the Offer to Purchase and Crowley Management's "upside scenario" projections.
Implied
Crowley Multiple
15.2x
Valuation Analysis

(Dollars in millions)

	Ann. Date	Close Date	Buyer Name	Seller Name	Seller Business Description	Deal Value [1]	Ent. Value	EBITDA Multiple LTM	EBITDA Multiple NTM	EBITDA - CapEx Multiple LTM	EBIT Multiple LTM	EBIT Multiple NTM	Net Income Multiple LTM	Net Income Multiple NTM
	09/25/06	11/28/06	Overseas Shipholding Group, Inc.	Maritrans, Inc.	Builds and operates petroleum transport vessels	$457.7	$456.2	8.8x	8.1x	NM	18.1x	20.6x	28.8x	29.6x
(2)	09/18/06	09/22/06	Teekay Shipping Corp.	Petrojarl ASA	Operates floating production storage and offloading vessels for oils and gas	803.0	1,050.1	18.3x	13.5x	21.7x	--	--	NM	NM
(3)	08/14/06	08/14/06	World Wide Shipping Agency, Inc.	General Maritime Corp.	Provides ocean freight shipping services	1,312.5	1,253.8	5.7x	7.3x	7.5x	8.3x	10.1x	15.5x	10.7x
(4)	12/09/05	01/30/06	Babcock & Brown Infrastructure Group	PD Ports PLC	Owns and operates ports and provides shipping services	569.7	1,054.6	15.1x	11.3x	17.8x	18.2x	--	32.4x	24.0x
(5)	08/22/05	10/05/05	Navalmar UK Ltd.	MC Shipping, Inc.	Owns and operates second-hand vessels	80.2	163.4	11.9x	7.5x	NM	25.3x	13.8x	22.0x	5.6x
	08/21/05	12/21/05	TUI AG	CP Ships Ltd.	Provides shipping services	1,944.6	2,280.6	8.0x	7.0x	9.4x	13.9x	--	17.5x	12.5x
(6)	06/20/05	07/14/05	Wilh. Wilhelmsen ASA	Unitor ASA	Provides shipping and maritime services	219.1	293.8	11.3x	--	NA	--	--	18.7x	--
(7)	03/31/05	07/01/05	Auckland Regional Council	Ports of Auckland Ltd.	Provides port services	604.6	707.4	11.7x	10.8x	36.3x	14.1x	13.2x	19.4x	18.0x
	03/16/05	06/30/05	SEACOR Holdings, Inc.	Seabulk International, Inc.	Provides marine transportation services	526.2	1,035.1	10.7x	8.0x	NM	18.4x	--	24.6x	--
	12/13/04	01/20/05	Overseas Shipholding Group, Inc.	Stelmar Shipping Ltd.	Operates a fleet of 30 tanker vessels and provides marine transportation services of petroleum cargoes worldwide	852.8	1,296.0	10.3x	8.9x	NM	16.6x	13.0x	15.7x	9.9x
(8)	09/10/04	09/15/04	Sime Darby Bhd.	Jaya Holdings Ltd.	Provides ship building and ocean freight shipping services	441.5	573.9	16.4x	13.5x	NM	21.2x	17.3x	16.2x	12.9x
(9)	08/24/04	08/24/04	Siem Industries	Star Reefers Inc.	Provides marine freight services	96.3	104.0	7.9x	--	NA	13.7x	--	13.4x	--
(10)	05/04/04	05/04/04	Navalmar UK Ltd.	MC Shipping, Inc.	Owns and operates second-hand vessels	23.1	56.0	4.1x	--	10.6x	10.5x	--	22.8x	--
							Mean:	10.8x	9.6x	17.2x	16.2x	14.6x	20.6x	15.4x
							Median:	10.7x	8.5x	14.2x	16.6x	13.2x	19.1x	12.7x
							High:	18.3x	13.5x	36.3x	25.3x	20.6x	32.4x	29.6x
							Low:	4.1x	7.0x	7.5x	8.3x	10.1x	13.4x	5.6x

JMP SECURITIES

Selected Comparable Precedent Transactions
Source: Company filings, Wall Street research and JMP estimates.
(1)    Deal values adjusted to assume a 100% acquisition of the target.  Footnotes disclose when transaction involved is less than 100%
        acquisition.
(2)    Teekay Shipping Corp. acquired approximately 50% of the outstanding shares of Petrojarl ASA.  Post transaction ownership was approximately 90%.  Figures converted using a $0.1530/1.0000 NOK exchange rate as of the announce date.
(3)
Frontline sold 3.9 million shares of General Maritime stock, or approximately 12% of outstanding shares as of transaction date, to World Wide Shipping.
(4)
Figures converted using a $1.7558/1.0000 British Pound exchange rate as of the announce date.
(5)    Navalmar acquired acquired approximately 20% of MC Shipping outstanding stock, post-transaction ownership was approximately 52%.
(6)    Wilhelmsen acquired 90% of the ownership in Unitor.  Figures converted using a $0.1544/1.0000 NOK exchange rate as of the announce date.
(8)    Sime acquired approximately 30% of the ownership in Jaya Holdings.  Price per share figures converted using a $0.5894/1.0000 Singapore dollar exchange rate as of the announce date.
(7)    Auckland Regional Council acquired the remaining 20% of shares outstanding that it did not own.  Figures converted using a $0.7130/1.0000
        New Zealand dollar exchange rate as of the announce date.
(9)    Price per share figures converted using a $0.1461/1.0000 NOK exchange rate as of the announce date.
(10)  Navalmar acquired approximately 50% of MC Shipping outstanding stock.
Valuation Analysis

DISCOUNTED CASH FLOW ASSUMPTIONS [1]

Valuation Date	03/14/07								
(Dollars in millions)									
FYE December 31,	**2007E**	**2008E**	**2009E**	**2010E**	**2011E**	**2012E**	**2013E**	**2014E**	**2015E**
EBIT [1]	$114.6	$175.2	$165.7	$180.7	$197.5	$182.8	$207.4	$213.4	$211.6
Depreciation and amortization [1]	91.6	97.5	99.5	106.5	88.9	95.9	94.5	98.6	95.4
EBITDA [1]	206.2	272.7	265.2	287.2	286.4	278.7	301.9	312.0	307.0
Capital Expenditures [1,3]	(165.7)	(74.0)	(190.3)	(234.6)	(150.0)	(43.2)	(7.1)	(6.1)	(6.3)
Working Capital Changes [1]	(39.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Cash Tax Payments [1,2]	(40.1)	(61.3)	(58.0)	(63.2)	(69.1)	(64.0)	(72.6)	(74.7)	(74.1)
Unlevered Free Cash Flows	**($38.7)**	**$132.4**	**$11.9**	**($15.6)**	**$62.3**	**$166.5**	**$217.2**	**$226.2**	**$221.6**

Terminal Growth [1]	**1.00%**	**2.00%**	**3.00%**	**4.00%**	**5.00%**
WACC	**Implied Enterprise Value as of 03/14/07**				
9.5%	$695.0	$719.8	$755.5	$811.6	$912.0
10.5%	635.4	649.6	668.1	693.4	729.8
11.5%	589.3	598.5	609.9	624.4	643.2
12.5%	550.9	557.4	565.2	574.6	586.2
13.5%	517.7	522.6	528.2	534.9	542.8
WACC	**% of Implied Enterprise Value from Terminal Value**				
9.5%	18.5%	21.3%	25.0%	30.2%	37.9%
10.5%	15.5%	17.3%	19.6%	22.5%	26.4%
11.5%	13.5%	14.9%	16.4%	18.4%	20.8%
12.5%	12.2%	13.2%	14.4%	15.8%	17.4%
13.5%	11.1%	12.0%	12.9%	14.0%	15.3%

Terminal Growth [1]	**1.00%**	**2.00%**	**3.00%**	**4.00%**	**5.00%**
WACC	**Implied Price per Common Share 03/14/07 on a Fully Diluted Basis**				
9.5%	$2,064.1	$2,216.8	$2,437.1	$2,782.4	$3,401.6
10.5%	1,696.9	1,784.3	1,898.5	2,054.1	2,278.4
11.5%	1,412.4	1,469.3	1,539.6	1,628.6	1,744.9
12.5%	1,175.8	1,216.1	1,264.0	1,321.9	1,393.5
13.5%	971.1	1,001.1	1,036.0	1,077.0	1,125.7

J | M | P
SECURITIES

Discounted Cash Flow Valuation
Note:  Cash flows discounted using mid-year convention.
(1) Based on Crowley Management's "upside scenario" projections, net of asset recoveries.
(2) Assumes a 35.0% tax rate, per Crowley Management.
(3) Net of proceeds from asset disposition.
Valuation Analysis

Industry Based WACC
A. Cost of Debt (Kd) [1]	
Estimated Cost of Borrowing [2]	8.0%
Tax Rate (T) [3]	35.0%
Kd =	**5.2%**
B. Cost of Equity (Ke) [4]	
Risk Free Rate (Rf) [5]	4.6%
Beta (B) [6]	1.53
Market Risk Premium (Rm - Rf) [7]	7.2%
Size Premium (Sp) [8]	2.9%
Ke =	**18.6%**
C. Weighted Average Cost of Capital (WACC) [9]	
Debt to Capitalization Ratio [10]	52.3%
Implied Equity to Capitalization Ratio [10]	47.7%
WACC =	**11.6%**

JMP SECURITIES

Weighted Average Cost of Capital
(1)  Cost of Debt:  Cost of Borrowing * (1 - tax rate).
(2)  Source: Crowley management
(3)  Based on projected long-term tax rate, per Crowley management.
(4)  Cost of Equity:  Rf + B * (Rm - Rf).
(6)  Source: Bloomberg.  Historical beta against S&P 500 over the 2 years ending 03/09/07.  Crowley beta based on comparable company betas.
(5)  Yield on 10-year US Treasury (03/13/07).
(7)  Source: Ibbotson Associates 2006.  Stock total returns minus long-term government bond income returns.
(8)
Source: Ibbotson Associates 2006.  Expected return in excess of the capital asset pricing model (CAPM), based on all U.S. publicly traded companies with market capitalization greater than $263 million,  but less than $505 million.
(9)  WACC: [(Rf + B * (Rm - Rf) + Sp) * (E / (D + E))] + [Kd * (1 - T) * (D / (D + E))].
(10)  Based on Crowley’s internal financials as of January 31, 2007.
Valuation Analysis
 (5)  Yield on 10-year US Treasury (03/13/07).

Crowley Maritime Common Stock Historical Trading Information				
January 2, 2002 thru March 12, 2007				
Date	Volume	High	Low	Close
4/15/2002	300	$1,250.00	$1,220.00	$1,250.00
10/21/2002	200	1,250.20	1,250.00	1,250.20
10/24/2002	100	1,250.00	1,250.00	1,250.00
6/11/2003	500	1,000.00	1,000.00	1,000.00
1/14/2004	300	1,036.00	1,036.00	1,036.00
4/1/2004	200	1,160.00	1,150.00	1,160.00
5/31/2005	120	1,275.00	1,275.00	1,275.00
5/17/2006	356	$1,805.00	$1,800.00	$1,805.00
Total Trades in the Date Range:				8
Stock Price Trading Range:			$1000.00 -	$1805.00

J M P SECURITIES

Summary of Historical Trading Prices and Volume
Source: NASD Composite Feed
Valuation Analysis

Ann. Date	Close Date	Buyer Name	Seller Name	Acq. Price	1 Day Premium	5 Day Premium	10 Day Premium	20 Day Premium	30 Day Premium	60 Day Premium
09/25/06	11/28/06	Overseas Shipholding Group, Inc.	Maritrans, Inc.	$37.50	47.1%	51.0%	50.7%	62.0%	71.1%	47.5%
09/18/06	09/22/06	Teekay Shipping Corp.	Petrojarl Asa	10.71	1.1%	(0.4%)	1.1%	29.6%	61.6%	n/a
08/14/06	08/14/06	World Wide Shipping Agency, Inc.	General Maritime Corp.	40.00	1.3%	6.4%	10.2%	9.6%	7.9%	24.5%
12/09/05	01/30/06	Babcock & Brown Infrastructure Group	PD Ports PLC	2.61	1.6%	6.2%	12.6%	14.3%	16.9%	31.5%
08/22/05	10/05/05	Navalmar UK Ltd.	MC Shipping, Inc.	9.00	4.9%	6.6%	(7.4%)	4.1%	2.2%	4.1%
08/21/05	12/21/05	TUI AG	CP Ships Ltd.	21.50	9.7%	14.9%	16.6%	23.4%	36.4%	24.0%
06/20/05	07/14/05	Wilh. Wilhelmsen ASA	Unitor ASA	11.35	26.7%	27.6%	31.2%	44.1%	47.0%	24.6%
03/31/05	07/01/05	Auckland Regional Council	Ports of Auckland Ltd.	5.70	23.1%	22.1%	16.6%	14.3%	22.1%	12.7%
03/16/05	06/30/05	SEACOR Holdings, Inc.	Seabulk International, Inc.	21.59	27.2%	26.4%	10.1%	31.3%	36.6%	61.3%
12/13/04	01/20/05	Overseas Shipholding Group, Inc.	Stelmar Shipping Ltd.	48.00	6.3%	9.9%	9.7%	17.6%	23.6%	25.6%
09/10/04	09/15/04	Sime Darby Bhd.	Java Holdings Ltd.	0.59	9.9%	10.5%	10.5%	13.6%	13.6%	26.6%
08/24/04	08/24/04	Siem Industries	Star Reefers Inc.	12.42	(0.0%)	3.0%	6.6%	3.6%	4.9%	9.0%
05/04/04	05/04/04	Navalmar UK Ltd.	MC Shipping, Inc.	2.76	29.4%	20.6%	16.9%	13.5%	29.5%	20.6%

	Offer	Average Premium from the Comp Set - Transaction Announcement Date					
	Offer Premium to Crowley Common [1]	1 Day Prior	5 Days Prior	10 Days Prior	20 Days Prior	30 Days Prior	60 Days Prior
Acquisition Premium	65.7%	14.6%	15.7%	14.2%	21.6%	30.4%	26.0%
Implied Crowley Price Per Share	$2,990.00	$2,069.35	$2,088.76	$2,061.90	$2,195.23	$2,353.46	$2,274.67
Implied Equity Value (in millions)	$485.1	$335.7	$338.9	$334.5	$356.2	$381.8	$369.0
Implied Enterprise Value (in millions)	$845.2	$695.9	$699.0	$694.7	$716.3	$742.0	$729.2

JMP SECURITIES

Premiums Paid Analysis - Comparable Transactions
(1)    Offer premium calculated based on the last trading price of $1,805.00 per share as of May 17, 2006.
Valuation Analysis

Ann. Date	Close Date	Buyer Name	Seller Name	Acq. Price	1 Day Premium	5 Day Premium	10 Day Premium	20 Day Premium	30 Day Premium	60 Day Premium
08/23/06	01/03/07	CP Newco, Inc	Case Pomeroy & Co, Inc.	$1,800.00	5.6%	5.6%	5.6%	5.6%	5.6%	4.3%
04/20/06	07/25/06	PX Holding Corp.	Panavision, Inc.	8.00	166.7%	128.6%	128.6%	100.0%	128.6%	100.0%
01/30/06	11/28/06	Central Freight Lines Inc /Moyes/	Central Freight Lines, Inc.	2.25	24.3%	24.3%	19.0%	32.4%	42.4%	2.3%
12/13/05	11/01/06	Virbac SA	Virbac Corp.	4.15	13.1%	10.7%	6.4%	7.8%	3.8%	9.2%
12/02/05	07/25/06	The Saker Family Corp.	Foodarama Supermarkets, Inc.	52.00	40.6%	35.1%	35.1%	40.5%	40.5%	65.2%
07/08/05	03/22/06	V&S Vin & Sprit AB	Cruzan International, Inc.	28.37	12.4%	10.2%	10.6%	8.6%	104.1%	118.2%
01/27/05	04/21/05	Danisco A/S	Genencor International, Inc.	19.25	23.9%	22.4%	17.8%	15.8%	22.8%	26.7%
08/06/04	04/21/05	ERI Acquisition Corp	Elmer's Restaurants, Inc	7.50	20.0%	17.9%	11.1%	7.9%	10.3%	11.1%
06/25/04	12/23/04	Investor Group (management-led)	Edelbrock Corp	16.75	13.1%	12.8%	12.6%	11.2%	13.2%	26.3%
04/05/04	11/08/04	Hako-Werke International GmbH	Minuteman International Inc	12.85	14.6%	13.9%	16.6%	16.3%	21.2%	37.4%
01/27/04	02/04/05	Lawrence Weissberg Revocable	Dover Investments Corp	24.50	1.0%	1.0%	21.6%	25.0%	25.3%	16.7%
12/31/03	09/13/04	Investor Group (management-led)	Boyd Bros Transportation Inc	7.00	16.7%	26.8%	21.7%	34.4%	45.8%	17.3%
12/02/03	05/06/04	Zimmer Family	Reeds Jewelers, Inc	1.85	66.7%	68.2%	68.2%	66.7%	76.2%	55.6%
11/21/03	06/03/05	Lombardi Restaurant Group Inc	Chefs International, Inc	1.75	20.7%	20.7%	20.7%	25.0%	25.9%	25.0%
11/21/03	07/09/04	Investor Group (management-led)	Integrity Media, Inc	6.25	75.1%	65.7%	66.2%	83.8%	71.2%	52.1%
11/07/03	05/27/04	Barnes & Noble, Inc	barnesandnoble.com, Inc.	2.50	11.1%	8.7%	3.3%	4.2%	8.2%	11.1%
05/05/03	03/01/04	Westerbeke Acquisition Corp	Westerbeke Corp	3.00	70.6%	77.5%	63.9%	63.9%	71.4%	47.8%
03/14/02	11/25/02	Prometheus Southeast Retail Trust	Konover Property Trust	1.74	(0.5%)	(0.5%)	(2.7%)	(3.3%)	1.2%	36.0%

	Offer	Average Premium from the Comp Set - Transaction Announcement Date					
	Offer Premium to Crowley Common [(1)]	1 Day Prior	5 Days Prior	10 Days Prior	20 Days Prior	30 Days Prior	60 Days Prior
Acquisition Premium	65.7%	33.1%	30.6%	29.2%	30.3%	39.9%	36.2%
Implied Crowley Price Per Share	$2,990.00	$2,401.98	$2,356.04	$2,332.74	$2,352.25	$2,524.51	$2,459.03
Implied Equity Value (in millions)	$485.1	$389.7	$382.2	$378.5	$381.6	$409.6	$399.0
Implied Enterprise Value (in millions)	$850.4	$755.0	$747.5	$743.7	$746.9	$774.8	$764.2

JMP SECURITIES

Premiums Paid Analysis - Going Private Transactions
(1)    Offer premium calculated based on the last trading price of $1,805.00 per share as of May 17, 2006.
Valuation Analysis

(Dollars in millions, except per share amounts)

	Upside Scenario					20% Downside Scenario				
	Operating	Multiple		Implied Price Per Share		Operating	Multiple		Implied Price Per Share	
	Statistic [2]	Minimum	Maximum	Minimum	Maximum	Statistic [2]	Minimum	Maximum	Minimum	Maximum
Comparable Company Analysis										
EV / CY06A EBITDA	$140.5	4.1x	10.7x	$1,358.39	$7,050.74	$140.5	4.1x	10.7x	$1,358.39	$7,050.74
EV / CY07E EBITDA	206.2	4.5	8.1	3,551.94	8,049.95	190.1	4.5	8.1	3,101.21	7,247.94
EV / CY06A (EBITDA - CAPEX)	$34.4	4.8x	23.4x	NMF	$2,742.78	$34.4	4.8x	23.4x	NMF	$2,742.78
EV / CY06A EBIT	$72.0	5.1x	16.9x	$50.09	$5,256.72	$72.0	5.1x	16.9x	$50.09	$5,256.72
EV / CY07E EBIT	114.6	5.9	14.8	1,960.65	8,247.25	98.5	5.9	14.8	1,373.24	6,776.47
Equity Value / CY06A NI	$32.0	6.6x	22.0x	$1,298.27	$4,338.01	$32.0	6.6x	22.0x	$1,298.27	$4,338.01
Equity Value / CY07E NI	50.0	9.1	18.6	2,798.61	5,747.51	39.3	9.1	18.6	2,200.03	4,518.20
Discounted Cash Flows Analysis										
Discounted Cash Flows Analysis				$971.05	$3,401.62				$169.85	$2,479.87
Precedent Transactions Analysis										
EV / LTM EBITDA	$140.5	4.1x	18.3x	$1,342.52	$13,595.32	$140.5	4.1x	18.3x	$1,342.52	$13,595.32
EV / NTM EBITDA	206.2	7.0	13.5	6,620.82	14,920.46	190.1	7.0	13.5	5,930.42	13,581.91
EV / LTM (EBITDA - CAPEX)	$34.4	7.5x	36.3x	NMF	$5,475.44	$34.4	7.5x	36.3x	NMF	$5,475.44
EV / LTM EBIT	$72.0	8.3x	25.3x	$1,459.68	$9,002.77	$72.0	8.3x	25.3x	$1,459.68	$9,002.77
EV / NTM EBIT	114.6	10.1	20.6	4,888.48	12,362.36	98.5	10.1	20.6	3,889.66	10,313.35
Equity Value / LTM NI	$32.0	13.4x	32.4x	$2,642.19	$6,382.66	$32.0	13.4x	32.4x	$2,642.19	$6,382.66
Equity Value / NTM NI	50.0	5.6	29.6	1,717.69	9,133.84	39.3	5.6	29.6	1,350.30	7,180.24
	Mean:	6.9x	20.8x	$2,358.49	$7,713.83		6.9x	20.8x	$2,012.76	$7,062.83
	Median:	6.3	19.6	1,717.69	7,050.74		6.3	19.6	1,373.24	6,776.47
	High:	13.4	36.3	6,620.82	14,920.46		13.4	36.3	5,930.42	13,595.32
	Low:	4.1	8.1	50.09	2,742.78		4.1	8.1	50.09	2,479.87

JMP SECURITIES

Sensitivity Analysis – 20% Downside Scenario(1)
(1)
20% Downside scenario cited by Crowley Management to represent most likely actual-to-budget performance based on an average historical actual-to-budget miss of >20%.
(2)
Net of effect of asset recoveries.
Valuation Analysis

General Information and Limitations
The attached materials have been prepared by JMP Securities LLC (“JMP”).  The information, and the oral or video presentation that supplements it, have been developed by and are proprietary to JMP and were prepared exclusively for the benefit and exclusive confidential use of the recipient.  This material is protected under applicable copyright laws and does not carry rights of publication or disclosure.  Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of JMP.
The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which cannot be assured by JMP.  Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results.   The printed presentation is incomplete without the oral or video presentation that supplements it.  Finally, these materials and the conclusions or recommendations contained herein are not intended by JMP as an opinion regarding the fairness or adequacy of any particular transaction involving the recipient.

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